Exhibit 10.15.2

SIXTH AMENDMENT TO LEASE AND ACKNOWLEDGMENT TO STANDARD

LEASE AGREEMENT (OFFICE)

Gold Pointe Corporate Center, 11919 Foundation Place, Gold River, CA 95670

(“Building”)

This Sixth Amendment to Standard Lease Agreement (Office) (“Sixth Amendment”) is entered into this 29th day of August, 2012, by and between Carlsen Investments, LLC, a California limited liability company as successor in interest to Gold Pointe E, LLC, a California limited liability company (“Landlord”) and eHealthInsurance Services, Inc., a Delaware corporation (“Tenant”).

The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

1.	Premises. The Premises is hereby confirmed to consist of approximately thirty-eight thousand, eight hundred ninety seven (38,897) rentable square feet on the first and second floors of the Building. The Premises are being provided to Tenant during the Extended Term (as defined below) as is and Landlord shall not provide any improvements to the Premises.

2.	Lease Expiration Date and Extension of Term. The term of the Lease, is currently scheduled to expire on December 31, 2012. The Term of the Lease is hereby extended for two years, to begin on January 1, 2013 and to expire on December 31, 2014 (“Extended Term”).

3.	Monthly Base Rent. The Base Rent through the expiration of the term of the Lease on December 31, 2012 will remain as set forth in the Lease. The Base Rent during the Extended Term shall be as follows:

MONTHS	DATES	MONTHLY BASE RENT PER SQUARE FOOT	MONTHLY BASE RENT
1-12	1/1/13 to 12/31/13	$1.90	$73,904.00
13-24	1/1/14 to 12/31/14	$1.95	$75,849.00

4.	Base Year. Effective as of the Lease Commencement Date for the Extended Term, the “Base Year” as defined in the Lease shall mean the calendar year 2013.

5.	Parking. The current parking provided under the Lease to Tenant at no charge is 159 spaces at the Building (“Base Parking”). Additionally, Tenant currently licenses from Landlord on a Month to Month separate agreement (“Parking Agreement”) an additional 20 spaces at 11919 Foundation Place (“Building E”) and an additional 15 spaces at 12009 Foundation Place (“Building B”) in the same park.

a.	Landlord shall not lease Suite 180 in the Building to any third party for the entire Extended Term of the Lease and-if Tenant exercises the option to renew set forth in Section 6 of this Sixth Amendment (the “Option Term”)—for the Option Term. Tenant shall have no right to occupy or use Suite 180 without a separate written agreement with Landlord. However, Tenant shall have the guaranteed use of 23 parking spaces allocated to Suite 180 during the entire Extended Term and for the Option Term at no charge. The use of those same parking spaces shall commence immediately upon full execution of this Sixth Amendment and continue through the end of the Extended Term.

b.	In addition to the Base Parking and the Suite 180 parking set forth herein, Landlord agrees to lease up to 52 additional parking spaces on a month-to-month basis at $25.00 per space per month (“Supplemental Parking”). The specific number of Supplemental Parking spaces leased by Tenant shall be at Tenant’s discretion. The specific location of the Supplemental Parking spaces shall be at Landlord’s discretion at either Building B or Building E.

c.	The Suite 180 parking and the Supplemental Parking will both be provided on the date set forth in the first paragraph of this Sixth Amendment. A total of up to 234 spaces will be provided to Tenant as set forth above.

6.	Option(s) to Renew. Tenant shall retain one, three (3) year option to renew the Lease at the end of the Extended Term under the same terms and conditions as set forth in Section 40(d) of the Lease.

7.	Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease and its amendments.

8.	Defenses. There are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owned by Tenant pursuant to the Lease.

9.	Inconsistencies. This Sixth Amendment is intended to modify the Lease and shall be deemed to amend any language in the Lease or its amendments which is contrary to the provisions set forth herein. Any covenant or provision of the Lease which is not inconsistent with this Sixth Amendment shall remain in full force and effect.

10.	Counterparts. This Sixth Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. A facsimile signature on this Sixth Amendment shall be binding as an original.

11.	Assignment. Tenant has not made any prior assignment, hypothecation or pledge of the Lease or the rents due thereunder.

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IN WITNESS WHEREOF, this Sixth Amendment is executed the day and year first written above.

LANDLORD:

CARLSEN INVESTMENTS, LLC, a California limited liability company

By:	/s/ James R. Carlsen
Name:	James R. Carlsen
Its:	Managing Member

TENANT:

EHEALTHINSURANCE SERVICES, INC., a Delaware corporation

By:	/s/ Stuart Huizinga
Name:	Stuart Huizinga
Its:	CFO

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